Exhibit 99.1
Company Contact:
Matthew Pfeffer
Corporate Vice President and Chief Financial Officer
661-775-5300
mpfeffer@mannkindcorp.com
MannKind Receives Commitment to Purchase Up to 18,200,000 Shares
of Common Stock for Cash
VALENCIA, California – August 11, 2010 – MannKind Corporation (Nasdaq: MNKD) today announced that it has entered into an agreement with Seaside 88, LP, a private investment limited partnership, for the sale of 700,000 shares of common stock to Seaside 88 every two weeks over the course of a year for a total of up to 18,200,000 shares of MannKind common stock. Each such closing is subject to certain closing conditions. The initial sale of 700,000 shares is expected to close on September 22, 2010.
The per share purchase price of the shares sold to Seaside 88 will be at an 8% discount to the volume weighted average trading price of MannKind common stock for the ten consecutive trading days immediately preceding each closing date (the “VWAP”). For any closing to take place, the VWAP must be at least $6.50 per share.
A registration statement relating to the shares of MannKind common stock issuable in the offering has been filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”). A prospectus supplement relating to the offering will be filed with the SEC. Copies of the prospectus supplement and related prospectus, when available, may be obtained from the SEC’s website, www.sec.gov. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.
Forward-Looking Statements
This press release contains forward-looking statements, including statements related to MannKind’s offering of common stock to Seaside 88 and the anticipated closings related to the offering, that involve risks and uncertainties. Words such as “expected”, “will”, and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon MannKind’s current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to whether Seaside 88 will be unable or unwilling to satisfy its obligations under the common stock purchase agreement, whether the conditions applicable to any sale of shares of MannKind common stock pursuant to the common stock purchase agreement, including the minimum purchase price, will be satisfied, the possibility that the common stock purchase agreement may be terminated prior to the completion of the various closings contemplated thereunder, the progress, timing and results of clinical trials, difficulties or delays in seeking or obtaining regulatory approval, the manufacture of AFREZZA, competition from other pharmaceutical or biotechnology companies, MannKind’s ability to enter into any collaborations or strategic partnerships, intellectual property matters and stock price volatility. The foregoing list sets forth some, but not all, of the factors that could affect MannKind’s ability to achieve results described in any forward-looking statements. For additional information about risks and uncertainties MannKind faces and a discussion of MannKind’s financial statements and footnotes, see documents MannKind files with the Securities and Exchange Commission, including MannKind’s most recent annual report on Form 10-K and quarterly report on Form 10-Q and all subsequent periodic reports. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and MannKind undertakes no obligation and expressly disclaims any duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.